EXHIBIT 99.2
UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)
Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June	June	March	June	June
	2006	2005	2006	2006	2005

Interest & Loan Fees Income	$100,461	$82,179	$95,581	$196,042	$161,455
Tax equivalent adjustment	3,788	2,968	3,730	7,518	5,733

Interest & Fees Income (FTE)	104,249	85,147	99,311	203,560	167,188
Interest expense	44,881	28,721	40,560	85,441	55,007

Net Interest Income (FTE)	59,368	56,426	58,751	118,119	112,181

Credit Loss Provision	348	504	250	598	1,615

Non-Interest Income:
Investment securities transactions	(99)	58	(2,838)	(2,937)	982
Fees from trust & brokerage services	3,647	2,741	3,020	6,667	5,499
Fees from deposit services	7,217	7,002	6,991	14,208	13,493
Other charges, commissions, and fees	1,747	1,515	1,670	3,417	2,846
Income from mortgage banking operations	150	227	229	379	353
Gain on termination of interest rate swap associated with prepayment of FHLB advance	—	—	3,060	3,060	—
Other non-interest revenue	1,763	1,816	1,530	3,293	3,105

Total Non-Interest Income	14,425	13,359	13,662	28,087	26,278

Non-Interest Expense:
Salaries and employee benefits	15,951	14,921	15,098	31,049	28,987
Net occupancy	3,114	3,051	3,313	6,427	6,146
Other expenses	12,552	11,721	12,940	25,492	22,419
Amortization of intangibles	484	586	510	994	1,197
OREO expense	(82)	150	179	97	270
FDIC expense	144	148	148	292	299

Total Non-Interest Expense	32,163	30,577	32,188	64,351	59,318

Income Before Income Taxes (FTE)	41,282	38,704	39,975	81,257	77,526

Tax equivalent adjustment	3,788	2,968	3,730	7,518	5,733

Income Before Income Taxes	37,494	35,736	36,245	73,739	71,793

Taxes	12,035	11,222	11,635	23,670	22,519

Net Income	$25,459	$24,514	$24,610	$50,069	$49,274

MEMO: Effective Tax Rate	32.10%	31.40%	32.10%	32.10%	31.37%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)
Consolidated Balance Sheets

	June 30	June 30
	2006	2005	June 30	December 31	June 30
	Q-T-D Average	Q-T-D Average	2006	2005	2005

Cash & Cash Equivalents	$191,308	$177,547	$211,484	$207,962	$210,285

Securities Available for Sale	1,141,816	1,159,649	1,111,841	1,274,621	1,210,780
Held to Maturity Securities	215,628	231,789	215,375	227,345	231,627

Total Securities	1,357,444	1,391,438	1,327,216	1,501,966	1,442,407

Total Cash and Securities	1,548,752	1,568,985	1,538,700	1,709,928	1,652,692

Loans held for sale	3,026	3,465	5,914	3,324	3,232

Commercial Loans	2,657,706	2,459,952	2,692,517	2,599,781	2,517,940
Mortgage Loans	1,742,303	1,589,070	1,747,957	1,668,782	1,612,011
Consumer Loans	373,324	397,321	373,170	387,959	399,098

Gross Loans	4,773,333	4,446,343	4,813,644	4,656,522	4,529,049

Unearned income	(6,702)	(6,402)	(6,666)	(6,693)	(6,472)

Loans, net of unearned income	4,766,631	4,439,941	4,806,978	4,649,829	4,522,577

Allowance for Loan Losses	(44,146)	(43,635)	(44,180)	(44,138)	(43,585)

Goodwill	167,459	166,852	167,421	167,487	166,852
Other Intangibles	3,791	5,932	3,533	4,527	5,622

Total Intangibles	171,250	172,784	170,954	172,014	172,474

Real Estate Owned	2,713	2,657	2,313	2,941	2,410
Other Assets	228,544	216,235	237,194	234,594	218,900

Total Assets	$6,676,770	$6,360,432	$6,717,873	$6,728,492	$6,528,700

MEMO: Earning Assets	$6,123,138	$5,823,110	$6,131,872	$6,129,969	$6,029,953

Interest-bearing Deposits	$3,783,234	$3,479,012	$3,844,736	$3,657,778	$3,549,648
Noninterest-bearing Deposits	873,594	892,542	910,744	959,674	964,293

Total Deposits	4,656,828	4,371,554	4,755,480	4,617,452	4,513,941

Short-term Borrowings	817,498	727,266	761,246	856,425	760,023
Long-term Borrowings	495,016	575,413	493,707	547,731	556,902

Total Borrowings	1,312,514	1,302,679	1,254,953	1,404,156	1,316,925

Other Liabilities	62,560	51,986	72,413	71,679	61,321

Total Liabilities	6,031,902	5,726,219	6,082,846	6,093,287	5,892,187

Common Equity	644,868	634,213	635,027	635,205	636,513

Total Shareholders’ Equity	644,868	634,213	635,027	635,205	636,513

Total Liabilities & Equity	$6,676,770	$6,360,432	$6,717,873	$6,728,492	$6,528,700

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
	June	June	March	June	June
	2006	2005	2006	2006	2005
Quarterly/Year-to-Date Share Data:

Earnings Per Share:
Basic	$0.61	$0.57	$0.59	$1.20	$1.15
Diluted	$0.60	$0.57	$0.58	$1.19	$1.14

Common Dividend Declared Per Share:	$0.27	$0.26	$0.27	$0.54	$0.52

High Common Stock Price	$38.41	$36.45	$38.50	$38.50	$38.62
Low Common Stock Price	$34.46	$29.82	$34.46	$34.46	$29.82

Average Shares Outstanding (Net of Treasury Stock):
Basic	41,684,404	42,659,573	41,923,726	41,803,404	42,779,299
Diluted	42,084,164	43,121,982	42,379,242	42,228,600	43,269,361

Memorandum Items:

Tax Applicable to Security Transactions	$(35)	$20	$(993)	$(1,028)	$344

Common Dividends	$11,212	$11,072	$11,331	$22,543	$22,210

	June	June	March
	2006	2005	2006
EOP Share Data:

Book Value Per Share	$15.30	$14.97	$15.26
Tangible Book Value Per Share	$11.18	$10.91	$11.16

52-week High Common Stock Price	$38.55	$39.35	$38.55
Date	12/02/05	12/02/04	12/02/05
52-week Low Common Stock Price	$32.34	$29.82	$29.82
Date	10/12/05	04/29/05	04/29/05

EOP Shares Outstanding (Net of Treasury Stock):	41,512,069	42,517,597	41,848,564

Memorandum Items:

EOP Employees (full-time equivalent)	1,365	1,302	1,352

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
	June	June	March	June	June
	2006	2005	2006	2006	2005
Selected Yields and Net Interest Margin:
Loans	7.14%	6.20%	6.96%	7.05%	6.11%
Investment Securities	5.78%	4.85%	5.37%	5.57%	4.77%
Money Market Investments/FFS	4.28%	2.77%	2.84%	3.55%	2.39%
Average Earning Assets Yield	6.82%	5.86%	6.55%	6.69%	5.77%
Interest-bearing Deposits	2.97%	1.92%	2.68%	2.83%	1.83%
Short-term Borrowings	4.12%	2.21%	3.65%	3.88%	2.04%
Long-term Borrowings	6.85%	5.63%	6.41%	6.62%	5.51%
Average Liability Costs	3.53%	2.41%	3.24%	3.39%	2.32%
Net Interest Spread	3.29%	3.45%	3.31%	3.30%	3.45%
Net Interest Margin	3.88%	3.88%	3.86%	3.87%	3.86%

Selected Financial Ratios:

Return on Average Common Equity	15.84%	15.50%	15.51%	15.67%	15.60%
Return on Average Assets	1.53%	1.55%	1.49%	1.51%	1.56%
Efficiency Ratio	42.98%	42.80%	41.86%	42.42%	42.08%

	June		June		March
	2006		2005		2006
Loan / Deposit Ratio	101.08%		100.19%		99.79%
Allowance for Loan Losses/ Loans, net of unearned income	0.92%		0.96%		0.94%
Allowance for Credit Losses (1)/ Loans, net of unearned income	1.10%		1.14%		1.13%
Nonaccrual Loans / Loans, net of unearned income	0.14%		0.21%		0.16%
90-Day Past Due Loans/ Loans, net of unearned income	0.14%		0.13%		0.12%
Non-performing Loans/ Loans, net of unearned income	0.28%		0.34%		0.27%
Non-performing Assets/ Total Assets	0.24%		0.27%		0.24%
Primary Capital Ratio	10.16%		10.46%		10.23%
Shareholders’ Equity Ratio	9.45%		9.75%		9.52%
Price / Book Ratio	2.39	x	2.38	x	2.51	x
Price / Earnings Ratio	15.14	x	15.66	x	16.48	x

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	June	June	December	March
	2006	2005	2005	2006
Asset Quality Data:

EOP Non-Accrual Loans	$6,958	$9,510	$7,146	$7,308
EOP 90-Day Past Due Loans	6,531	5,955	6,039	5,569

Total EOP Non-performing Loans	$13,489	$15,465	$13,185	$12,877

EOP Other Real Estate & Assets Owned	2,313	2,410	2,941	3,145

Total EOP Non-performing Assets	$15,802	$17,875	$16,126	$16,022

	Three Months Ended			Six Months Ended
	June	June	March	June	June
	2006	2005	2006	2006	2005
Allowance for Credit Losses:(1)

Beginning Balance	$52,965	$51,424	$52,871	$52,871	$51,353
Provision Expense	348	504	250	598	1,615

	53,313	51,928	53,121	53,469	52,968
Gross Charge-offs	(643)	(1,039)	(671)	(1,314)	(2,577)
Recoveries	225	744	515	740	1,242

Net Charge-offs	(418)	(295)	(156)	(574)	(1,335)

Ending Balance	$52,895	$51,633	$52,965	$52,895	$51,633

Note: (1) Includes allowances for loan losses and lending-related commitments.